Hostess Brands Delivers Strong Profits Driven by 16.1% Net Revenue Growth in the Fourth Quarter
2022 Guidance Continues Profitable Growth Momentum
Investor Day to Outline Strategic Vision and Initiatives for Long-term Growth

LENEXA, KS, March 1, 2022 - Hostess Brands, Inc. (NASDAQ: TWNK) (“Hostess Brands” or the “Company”) today reported its financial results for the fourth quarter and year ended December 31, 2021.
“The Hostess team once again showcased its resilience and tenacity by delivering record high quarterly sales and adjusted EBITDA, well-ahead of expectations. Our double-digit top-line growth and stable margins in the fourth quarter, and for the full year, reflect higher volumes, multiple pricing actions, increasingly impactful innovation, omni-channel presence and outstanding execution. We continue to perform at best-in-class levels while navigating inflation and supply chain challenges,” commented Andy Callahan, the Company’s President and Chief Executive Officer.

He continued, “Our strong 2022 financial guidance reflects our confidence in maintaining our ongoing profitable growth momentum. We are even more excited to share our long-term strategic vision and planned investments to continue to deliver top-tier shareholder returns at our Investor Day presentation, beginning at noon ET today.”

Fourth Quarter 2021 Financial Highlights as Compared to the Prior Year Period1:
•Net revenue of $297.2 million increased 16.1% from the same period last year, reflecting strong Hostess® and Voortman® branded growth across all channels.
•Gross profit increased 15.2% from the year-ago period to $110.4 million, or 37.1% of net revenue. On an adjusted basis, gross profit increased 15.4% and gross margin was relatively flat at 37.2% as higher price, volume leverage, and productivity initiatives offset double-digit inflation.
•Net income of $36.5 million, or $0.25 per diluted share compared to a net loss of $1.4 million, or $0.01 per diluted share in the same period last year. Adjusted net income increased $5.3 million, or 18.5%, to $34.0 million, resulting in $0.25 adjusted EPS compared to $0.21 in the year-ago period.
•Adjusted EBITDA increased 14.9% to $73.2 million, or 24.6% of net revenue. The increase was driven by higher gross profit, partially offset by investments in its workforce and selling expenses to support double-digit net revenue growth.
•Cash and cash equivalents were $249.2 million as of December 31, 2021. Net leverage ratio improved from 3.9x to 3.1x driven by improved operating cash flow.
Other Highlights:
•Hostess manufacturer point-of-sale (“POS”) increased 24.1% for the quarter and its share of the Sweet Baked Goods category increased by 218 basis points to 21.5%. The ongoing Hostess® momentum is driven by the strength of its core portfolio and greater contributions from new innovation including Baby Bundts, Muff'n Stix and Strawberry Cheesecake Donettes®.
•Voortman® branded POS grew 19.7% for the quarter, more than 2x faster than the overall Cookie category, reflecting ongoing distribution gains and strong consumer demand.
•Successfully implemented additional pricing actions as the Company continues to execute its revenue management initiatives to maintain its industry-leading margin structure.
•Installed a new cake production line in 2021 and purchased a facility in the first quarter of 2022 for the Company’s planned bakery in Arkansas to support growing consumer demand.
•Executed $61.1 million of total repurchases under the previously announced $100 million securities repurchase authorization, including $53.2 million during 2021.
1 This press release contains certain non-GAAP financial measures, including adjusted net revenue, adjusted gross profit, adjusted gross margin, adjusted EBITDA, adjusted EBITDA margin, adjusted operating income, adjusted net income margin and adjusted earnings per share ("EPS"). Please refer to the schedules in the press release for reconciliations of non-GAAP financial measures to the comparable GAAP measure. Unless otherwise stated, all comparisons of financial measures in this press release are to the fourth quarter of 2021. All measures of market performance contained in this press release, including point of sale and market share, include all Company branded products within the SBG or Cookie categories as reported by Nielsen but do not include other products sold outside of those categories. All market data in this press release refer to the 13-week period ended January 1, 2022 and the prior-year comparable period. The Company's leverage ratio is net debt (total long-term debt less cash) divided by adjusted EBITDA.

2022 Financial Guidance2
The Company’s guidance for the full year 2022 is as follows:
•Adjusted net revenue growth of 5% to 8%;
•Adjusted EBITDA of $280 million to $290 million, an increase of 4% to 8% from 2021;
•Adjusted EPS of $0.93 to $0.98, an increase of 6% to 11% from 2021;
•Weighted average diluted shares outstanding of 137 million to 138 million;
•Capital expenditures of approximately $120 million to $140 million, including nearly $80 million for the new bakery;
•Income tax rate of approximately 27%.
Fourth Quarter 2021 Compared to Fourth Quarter 2020
Net revenue was $297.2 million, an increase of $41.2 million, or 16.1%, compared to $256.0 million with higher volumes accounting for approximately 10 percentage points of the quarterly growth. Sweet baked goods increased $39.3 million, or 17.3%, while Cookies net revenue of $30.6 million increased 6.6%, or $1.9 million.
Gross profit was $110.4 million, or 37.1% of net revenue compared to 37.4% in the same period last year. Adjusted gross profit increased 15.4% from year-ago levels. Adjusted gross margin of 37.2% was relatively unchanged from the prior year period as higher transportation costs and input cost inflation was effectively offset by pricing actions, volume leverage, productivity initiatives and favorable product mix.
Operating income was $54.0 million. Adjusted operating income of $56.9 million increased 19.3% from the same period last year as higher gross profit was partially offset by incremental workforce investments and higher selling expenses. Depreciation and amortization expense declined $0.3 million to $13.7 million while share-based compensation expense increased $0.5 million to $2.6 million in the quarter.
Adjusted EBITDA of $73.2 million, or 24.6% of net revenue, increased 14.9% from the same period last year driven by strong volume and favorable price/mix.
The Company’s effective tax rate was 19.6% compared to 108.6% in the prior year. Effective tax rates were significantly impacted by non-taxable changes in the fair value of the warrant liabilities, which drove a $1.2 million gain in the current year period, compared to a $25.0 million loss in the prior year period. The effective tax rates, excluding discrete items, were 27.7% and 23.2% in the current year and prior year periods, respectively.
Net income was $36.5 million. Adjusted net income of $34.0 million increased 18.3% from the same period last year. Diluted EPS was $0.25. Adjusted EPS was $0.25 compared to $0.21 in the prior year period as higher income was partially offset by higher share dilution from the warrants.
Cash flow from operations for the twelve months ended December 31, 2021 was $203.0 million compared to $159.2 million for the same period last year. Operating cash flow benefited from increased profitability as well as lapping prior-year costs related to the integration and conversion of Voortman’s operations.
Share Repurchase
The Company announced today that its Board of Directors has approved a stock repurchase authorization of up to $150 million shares of its Common Stock replacing its previous program, to provide additional flexibility to generate greater shareholder returns. The program has no expiration date and acquired shares of the Class A common stock will be held as treasury stock. The share repurchase program may be amended, suspended or discontinued at any time at the Company’s discretion and does not commit the Company to repurchase shares of its Class A common stock. The actual timing, number and value of shares to be purchased under the program will be determined by the Company at its discretion and will depend on a number of factors, including the performance of the Company’s stock price, general market and other conditions, applicable legal requirements, and compliance with the terms of the Company’s outstanding indebtedness.
2 The Company provides guidance only on a non-generally accepted accounting principles (non-GAAP) basis and does not provide a reconciliation of the Company's forward-looking financial expectations to the most directly comparable GAAP financial measure because of the inherent difficulty in forecasting and quantifying certain amounts that are necessary for such reconciliation; including adjustments that could be made for deferred taxes; remeasurement of the tax receivable agreement, transformation expenses and other non-operating gains or losses reflected in the Company's reconciliation of historic non-GAAP financial measures, the amount of which could be material. Please refer to the Reconciliation of Non-GAAP Financial Measures included in this press release for further information about the use of these measures.

Conference Call and Webcast
The Company will host a virtual Investor Day on Tuesday, March 1, 2022, from noon to approximately 3:00pm Eastern Standard Time (EST). Andy Callahan, President and Chief Executive Officer, will be joined by other members of the senior leadership team to discuss the Company’s quarterly and full year results, and review its long-term strategy to drive profitable growth based on its advantaged position in growing snacking occasions. A live question and answer session will follow management’s presentations. Questions for presenters may be entered at any time during the event on the webcast dashboard.
About Hostess Brands, Inc.
Hostess Brands, Inc. is a leading sweet snacks company focused on developing, manufacturing, marketing, selling and distributing snacks in North America sold under the Hostess® and Voortman® brands. The Company produces a variety of new and classic treats including iconic Hostess® Donettes®, Twinkies®, CupCakes, Ding Dongs® and Zingers®, as well as a variety of Voortman® cookies and wafers. For more information about Hostess Brands, Inc., please visit hostessbrands.com.
Forward-Looking Statements
This press release contains statements reflecting the Company’s views about its future performance that constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. Forward-looking statements are generally identified through the inclusion of words such as “believes,” “expects,” “intends,” “estimates,” “projects,” “anticipates,” “will,” “plan,” “may,” “should,” or similar language. Statements addressing the Company’s future operating performance and statements addressing events and developments that the Company expects or anticipates will occur are also considered as forward-looking statements. All forward-looking statements included herein are made only as of the date hereof. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.
These statements inherently involve risks and uncertainties that could cause actual results to differ materially from those anticipated in such forward-looking statements. These risks and uncertainties include, but are not limited to, maintaining, extending and expanding the Company’s reputation and brand image; protecting intellectual property rights; leveraging the Company’s brand value to compete against lower-priced alternative brands; correctly predicting, identifying and interpreting changes in consumer preferences and demand and offering new products to meet those changes; operating in a highly competitive industry; the continued ability to produce and successfully market products with extended shelf life; the ability to pass cost increases on to our customers; the ability to maintain or add additional shelf or retail space for the Company’s products; our ability to identify or complete strategic acquisitions, alliances, divestitures or joint ventures; our ability to successfully integrate, achieve expected synergies and manage our acquired businesses and brands; the ability to drive revenue growth in key products or add products that are faster-growing and more profitable; adverse impact or disruption to our business caused by COVID-19 or future outbreaks of highly infectious or contagious diseases; volatility in commodity, energy, and other input prices and the ability to adjust pricing to cover increased costs; significant changes in the availability and pricing of transportation; dependence on major customers; supply chain disruptions; increased labor and employee related costs; strikes or work stoppages; product liability claims, product recalls, or regulatory enforcement actions; dependence on third parties for significant services; unanticipated business disruptions; geographic focus that could make the Company particularly vulnerable to economic and other events and trends in North America; consolidation of retail customers; unsuccessful implementation of business strategies to reduce costs; increased costs to comply with governmental regulation; failures, unavailability, or disruptions of the Company’s information technology systems; dependence on key personnel or a highly skilled and diverse workforce; the Company’s ability to finance indebtedness on terms favorable to the Company; and other risks as set forth from time to time in the Company’s Securities and Exchange Commission filings.
As a result of a number of known and unknown risks and uncertainties, the Company’s actual results or performance may be materially different from those expressed or implied by these forward-looking statements. Risks and uncertainties are identified and discussed in Item 1A-Risk Factors in the Company’s Annual Report on Form 10-K for 2021 to be filed today. All subsequent written or oral forward-looking statements attributable to us or persons acting on the Company’s behalf are expressly qualified in their entirety by these risk factors. The Company undertakes no obligation to update any forward-looking statement, whether as a result of new information, future events, or otherwise.

HOSTESS BRANDS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, amounts in thousands, except shares and per share data)

	December 31,	December 31,
ASSETS	2021	2020
Current assets:
Cash and cash equivalents	$249,159	$173,034
Accounts receivable, net	148,180	125,550
Inventories	52,813	49,348
Prepaids and other current assets	10,564	21,614
Total current assets	460,716	369,546
Property and equipment, net	335,305	303,959
Intangible assets, net	1,944,392	1,967,903
Goodwill	706,615	706,615
Other assets, net	19,283	17,446
Total assets	$3,466,311	$3,365,469

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Long-term debt and lease obligations payable within one year	$14,170	$13,811
Tax receivable agreement obligations payable within one year	11,600	11,800
Accounts payable	68,104	61,428
Customer trade allowances	52,746	46,779
Warrant liabilities	—	861
Accrued expenses and other current liabilities	47,009	55,715
Total current liabilities	193,629	190,394
Long-term debt and lease obligations	1,099,975	1,113,037
Tax receivable agreement obligations	134,265	144,744
Deferred tax liability	317,847	295,009
Other long-term liabilities	1,605	1,560
Total liabilities	1,747,321	1,744,744
Class A common stock, $0.0001 par value, 200,000,000 shares authorized, 142,031,329 shares issued and 138,278,573 shares outstanding as of December 31, 2021 and 130,791,908 shares issued and 130,347,464 shares outstanding as of December 31, 2020	14	13
Additional paid in capital	1,303,254	1,281,018
Accumulated other comprehensive loss	(506)	(10,407)
Treasury stock	(59,172)	(6,000)
Retained earnings	475,400	356,101
Stockholders’ equity	1,718,990	1,620,725
Total liabilities and stockholders’ equity	$3,466,311	$3,365,469

HOSTESS BRANDS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited, amounts in thousands, except shares and per share data)

	Three Months Ended		Year Ended
	December 31, 2021	December 31, 2020	December 31, 2021	December 31, 2020
Net revenue	$297,161	$256,043	$1,142,036	$1,016,609
Cost of goods sold	186,782	160,270	732,053	660,970
Gross profit	110,379	95,773	409,983	355,639
Operating costs and expenses:
Advertising and marketing	11,991	12,741	51,683	45,724
Selling	10,038	7,556	36,288	46,729
General and administrative	29,919	21,599	99,173	92,860
Amortization of customer relationships	5,877	6,177	23,510	26,510
Business combination transaction costs	—	—	—	4,282
Tax receivable agreement remeasurement	(1,409)	150	(1,409)	760
Other operating expense	—	3,318	—	3,464
Total operating costs and expenses	56,416	51,541	209,245	220,329
Operating income	53,963	44,232	200,738	135,310
Other expense:
Interest expense, net	9,863	10,256	39,762	42,826
Change in fair value of warrant liabilities	(1,249)	25,037	(566)	(39,941)
Other expense (income)	(78)	1,220	1,730	3,723
Total other expense	8,536	36,513	40,926	6,608
Income before income taxes	45,427	7,719	159,812	128,702
Income tax expense	8,899	8,383	40,513	20,405
Net income (loss)	36,528	(664)	119,299	108,297
Less: Net income attributable to the non-controlling interest	—	761	—	3,621
Net income (loss) attributable to Class A shareholders	$36,528	$(1,425)	$119,299	$104,676

Earnings (Losses) per Class A share:
Basic	$0.27	$(0.01)	$0.91	$0.84
Diluted	$0.25	$(0.01)	$0.86	$0.51
Weighted-average shares outstanding:
Basic	134,247,010	127,959,039	131,571,733	124,927,535
Diluted	138,435,782	128,352,959	138,198,176	127,723,488

HOSTESS BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, amounts in thousands)

	Year Ended
	December 31, 2021	December 31, 2020
Operating activities
Net income	$119,299	$108,297
Depreciation and amortization	51,681	54,940
Impairment and loss on sale of assets	—	3,329
Debt discount (premium) amortization	1,238	1,289
Tax receivable agreement remeasurement	(1,409)	760
Change in fair value of warrant liabilities	(566)	(39,941)
Unrealized loss (gain) on foreign currency	(503)	2,061
Non-cash lease expense	1,247	571
Share-based compensation	9,585	8,671
Deferred taxes	18,995	16,806
Change in operating assets and liabilities, net of acquisitions and dispositions:
Accounts receivable	(22,728)	4,434
Inventories	(3,465)	5,824
Prepaids and other current assets	9,876	(5,301)
Accounts payable and accrued expenses	13,723	1,900
` Customer trade allowances	6,056	(4,397)
Net cash provided by operating activities	203,029	159,243

Investing activities
Purchases of property and equipment	(60,803)	(51,983)
Acquisition of business, net of cash	—	(316,013)
Acquisition and development of software assets	(4,622)	(6,269)
Net cash used in investing activities	(65,425)	(374,265)

Financing activities
Repayments of long-term debt and financing lease obligations	(11,167)	(11,168)
Proceeds from long-term debt origination, net of fees paid	—	136,888
Distributions to non-controlling interest	—	(3,422)
Repurchase of warrants	—	(2,000)
Repurchase of common stock	(53,172)	(6,000)
Payment of taxes related to the net issuance of employee stock awards	(1,767)	(1,440)
Payments on tax receivable agreement	(9,270)	(10,327)
Cash received from exercise of options and warrants, net of fees	14,121	690
Net cash provided by (used in) financing activities	(61,255)	103,221
Effect of exchange rate changes on cash and cash equivalents	(224)	(252)
Net increase (decrease) in cash and cash equivalents	76,125	(112,053)
Cash and cash equivalents at beginning of period	173,034	285,087
Cash and cash equivalents at end of period	$249,159	$173,034

Supplemental Disclosures of Cash Flow Information:
Cash paid during the period for:
Interest	$38,567	$41,776
Taxes paid	$12,081	$5,825
Supplemental disclosure of non-cash investing:
Accrued capital expenditures	$2,244	$4,718

HOSTESS BRANDS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Adjusted net revenue, adjusted gross profit, adjusted gross margin, adjusted operating income, adjusted net income, adjusted net income margin, adjusted Class A net income, adjusted EBITDA, adjusted EBITDA margin, adjusted diluted shares and adjusted EPS collectively referred to as “Non-GAAP Financial Measures,” are commonly used in the Company’s industry and should not be construed as an alternative to net revenue, gross profit, operating income, net income, net income margin, net income attributed to Class A stockholders, diluted shares outstanding or earnings per share as indicators of operating performance (as determined in accordance with GAAP). These Non-GAAP Financial Measures may not be comparable to similarly titled measures reported by other companies. The Company has included these Non-GAAP Financial Measures because it believes the measures provide management and investors with additional information to measure the Company’s performance, estimate the Company’s value and evaluate the Company’s ability to service debt.
Non-GAAP Financial Measures are adjusted to exclude certain items that affect comparability. The adjustments are itemized in the tables below. You are encouraged to evaluate these adjustments and the reason the Company considers them appropriate for supplemental analysis. In evaluating adjustments, you should be aware that in the future, the Company may incur expenses that are the same as or similar to some of the adjustments set forth below. The presentation of Non-GAAP Financial Measures should not be construed as an inference that future results will be unaffected by unusual or recurring items.
The Company defines adjusted EBITDA as net income adjusted to exclude (i) interest expense, net, (ii) depreciation and amortization (iii) income taxes and (iv) share-based compensation, as further adjusted to eliminate the impact of certain items that the Company does not consider indicative of its ongoing operating performance. Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation, or as a substitute for analysis of the Company’s results as reported under GAAP. For example, adjusted EBITDA:
•does not reflect the Company’s capital expenditures, future requirements for capital expenditures or contractual commitments;
•does not reflect changes in, or cash requirements for, the Company’s working capital needs;
•does not reflect the significant interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt; and
•does not reflect payments related to income taxes, the tax receivable agreement or distributions to the non-controlling interest to reimburse its tax liability.

HOSTESS BRANDS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended December 31, 2021
	Gross Profit	Gross Margin	Operating Income	Net Income	Net Income Margin	Diluted EPS
GAAP results	$110,379	37.1%	$53,963	$36,528	12.3%	$0.25
Non-GAAP adjustments:
Foreign currency remeasurement	—	—	—	(327)	(0.1)	—
Project consulting costs (1)	—	—	3,578	3,578	1.2	0.03
Change in fair value of warrant liabilities	—	—	—	(1,249)	(0.4)	(0.01)
Tax receivable agreement remeasurement	—	—	(1,409)	(1,409)	(0.5)	—
Other (2)	176	0.1	755	1,004	0.3	0.01
Remeasurement of tax liabilities	—	—	—	(3,357)	(1.1)	(0.02)
Tax impact of adjustments	—	—	—	(769)	(0.3)	(0.01)
Adjusted Non-GAAP results	$110,555	37.2%	$56,887	33,999	11.4	$0.25

Income tax				13,025	4.4
Interest expense				9,863	3.3
Depreciation and amortization				13,689	4.6
Share-based compensation				2,580	0.9
Adjusted EBITDA				$73,156	24.6%

(1) Project consulting costs are included in general and administrative on the consolidated statement of operations.
(2) Costs related to certain corporate initiatives, including $0.5 million of Voortman acquisition related costs. Of the total $1.0 million, $0.2 million is included in cost of goods sold, $0.6 million is included in general and administrative and $0.2 million is included in other non-operating expenses.

HOSTESS BRANDS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, amounts in thousands, except per share data)

	Three Months Ended December 31, 2020
	Gross Profit	Gross Margin	Operating Income	Net Income (Loss)	Net Income (Loss) Margin	Class A Net Income (Loss)	Diluted Shares	Diluted EPS
GAAP results	$95,773	37.4%	$44,232	$(664)	(0.3)%	$(1,425)	128,353	$(0.01)
Non-GAAP adjustments:
Foreign currency remeasurement	—	—	—	671	0.3	649	—	0.01
Acquisition, disposal and integration related costs (1)	—	—	309	309	0.1	299	—	—
Tax receivable agreement remeasurement	—	—	150	150	0.1	150	—	—
Impairment of property and equipment, intangible assets and goodwill	—	—	3,009	3,009	1.2	2,909	—	0.02
Change in fair value of warrant liabilities	—	—	—	25,037	9.8	25,037	4,050	0.19
Other	—	—	—	549	0.2	531	—	—
Remeasurement of tax liabilities	—	—	—	767	0.3	767	—	0.01
Tax impact of adjustments	—	—	—	(1,089)	(0.4)	(1,089)	—	(0.01)
Adjusted Non-GAAP results	$95,773	37.4%	$47,700	28,739	11.3	$27,828	132,403	$0.21

Income tax				8,705	3.4
Interest expense				10,256	4.0
Depreciation and amortization				13,941	5.4
Share-based compensation				2,088	0.8
Adjusted EBITDA				$63,729	24.9%

(1) Acquisition, disposal and integration costs are included in general and administrative expenses on the consolidated statement of operations.

HOSTESS BRANDS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, amounts in thousands, except per share data)

	Year Ended December 31, 2021
	Gross Profit	Gross Margin	Operating Income	Net Income	Net Income Margin	Diluted EPS
GAAP Results	$409,983	35.9%	$200,738	$119,299	10.4%	$0.86
Non-GAAP adjustments:
Foreign currency remeasurement	—	—	—	(505)	—	—
Project consulting costs (1)	—	—	6,081	6,081	0.5	0.04
Change in fair value of warrant liabilities	—	—	—	(566)	—	—
Tax receivable agreement remeasurement	—	—	(1,409)	(1,409)	(0.1)	(0.01)
Other (2)	704	0.1	2,107	4,338	0.4	0.03
Remeasurement of tax liabilities	—	—	—	(3,357)	(0.3)	(0.03)
Tax impact of adjustments	—	—	—	(1,871)	(0.2)	(0.01)
Adjusted Non-GAAP results	$410,687	36.0%	$207,517	122,010	10.7	$0.88

Income tax				45,741	4.0
Interest expense				39,762	3.5
Depreciation and amortization				51,681	4.5
Share-based compensation				9,585	0.8
Adjusted EBITDA				$268,779	23.5%

(1) Project consulting costs are included in general and administrative on the consolidated statement of operations.
(2) Costs related to certain corporate initiatives, including $2.8 million of Voortman acquisition related costs. Of the total $4.3 million, $0.7 million is included in cost of goods sold, $1.4 million is included in general and administrative and $2.2 million is included in other non-operating expenses.

HOSTESS BRANDS, INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(Unaudited, amounts in thousands, except per share data)

	Year Ended December 31, 2020
	Net Revenue	Gross Profit	Gross Margin	Operating Income	Net Income	Net Income Margin	Class A Net Income	Diluted EPS
GAAP results	$1,016,609	$355,639	35.0%	$135,310	$108,297	10.7%	$104,676	$0.51
Non-GAAP adjustments:
Foreign currency remeasurement	—	—	—	—	2,065	0.2	1,966	0.02
Acquisition, disposal and integration related costs (1)	6,821	7,963	0.5	29,166	29,166	2.7	27,569	0.22
Facility transition costs (2)	—	3,681	0.4	5,710	5,710	0.6	5,396	0.04
Impairment of property and equipment	—	—	—	3,009	3,009	0.3	2,909	0.02
Tax receivable agreement remeasurement	—	—	—	760	760	0.1	760	—
COVID-19 costs (3)	—	2,082	0.2	2,388	2,388	0.2	2,257	0.02
Change in fair value of warrant liabilities	—	—	—	—	(39,941)	(3.9)	(39,941)	—
Other	—	—	—	100	1,766	0.2	1,681	0.01
Remeasurement of tax liabilities	—	—	—	—	(455)	(0.1)	(455)	—
Tax impact of adjustments	—	—	—	—	(10,961)	(1.1)	(10,961)	(0.09)
Adjusted Non-GAAP results	$1,023,430	$369,365	36.1%	$176,443	101,804	9.7	$95,857	$0.75

Income tax					31,821	3.1
Interest expense					42,826	4.2
Depreciation and amortization					54,940	5.4
Share-based compensation					8,671	0.9
Adjusted EBITDA					$240,062	23.5%

(1) Adjustments to net revenue represent initial slotting fees paid to to customers to obtain space in customer warehouses for the Voortman transition. Adjustments to operating costs included $8.0 million of selling expense, $8.9 million of general and administrative expenses and $4.3 million of business combination transaction costs on the consolidated statement of operations.
(2) Facility transition costs are included in general and administrative expenses on the consolidated statement of operations.
(3) COVID-19 costs are included in costs of goods sold and general and administrative expenses on the consolidated statement of operations. Total COVID-19 non-GAAP adjustments primarily consist of costs of incremental cleaning and sanitation, personal protective equipment and employee bonuses in the first half of 2020.